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                                                                   EXHIBIT 10.19
                                  July 8, 1999


The Right Start, Inc.
5388 Sterling Center Drive
Unit C
Westlake Village, CA  91361

Attention:  President

                  Re:  Consent to transactions relating to RightStart.com Inc.
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                       and modification of Loan Agreement
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Ladies and Gentlemen:

         The Right Start, Inc. (the "Borrower") is a party to that certain Loan and Security Agreement dated as of November 14, 1996, as amended, waived or otherwise modified prior to the date hereof (the "Loan Agreement") with Heller Financial, Inc., as lender ("Lender"). Capitalized terms used herein without definition shall have the meanings set forth in the Loan Agreement.

         At the request of Borrower, Lender has previously consented to Borrower's forming a new subsidiary, RightStart.com Inc., a Delaware corporation (the "New Subsidiary"), to engage in outline retailing of Borrower's products. Borrower and New Subsidiary now propose to enter into the following transactions in connection with the capitalization and operations of New Subsidiary (collectively, the "Transactions"):

     1. Borrower may contribute to New Subsidiary the assets described on Exhibit A hereto (the "Transferred Assets").
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     2.       New Subsidiary will issue to Sierra Ventures VII LP and Palomar
Ventures (the "Investors") an aggregate of 3,333,333 shares of its Series A Preferred Stock, representing an interest in approximately 33% of the outstanding equity interests of New Subsidiary, all pursuant to that certain Series A Preferred Stock Purchase Agreement in the form attached hereto as Exhibit B (the "Purchase Agreement"), with the Preferred Stock having the
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rights, preferences and privileges set forth on the exhibits thereto. New
Subsidiary, the Investors and Borrower will enter into that certain Investors' Rights Agreement in the form attached hereto as Exhibit C (the "Rights
                                                ---------
Agreement").

     3. Borrower and New Subsidiary will enter into that certain Management Services Agreement in the form attached hereto as Exhibit D (the
                                                             ---------
"Services Agreement").

     4. Borrower and New Subsidiary will enter into that certain Intellectual Property Agreement in the form attached hereto as Exhibit E (the
                                                               ---------
"IP Agreement").
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     Borrower has requested that Lender consent to the Transactions, and agree to release its Lien on and security interest in the Transferred Assets in order to permit the Transactions to be consummated and that Lender agree that New Subsidiary shall not be considered a "Subsidiary" under the Loan Agreement and, therefore, not subject to its restrictions.

     Lender hereby consents to the Transactions, notwithstanding the restrictions contained in subsections 7.3(A) (Transfers), 7.4 (Investments and Loans), 7.8 (Transactions with Affiliates), 7.10 (Conduct of Business) and 7.13 (New Subsidiaries) of the Loan Agreement subject to the following conditions:
                                         ------- --

     (a) Borrower shall execute and deliver to Lender a Pledge Agreement, in form and substance satisfactory to Lender, pledging to Lender the stock of New Subsidiary owned by it, and shall deliver the shares of such stock to Lender with stock assignments duly executed in blank;

     (b) Borrower shall execute and deliver to Lender an amendment to the Trademark Security Agreement, in form and substance satisfactory to Lender, granting to Lender Liens on the Intellectual Property acquired by Borrower after the Closing Date;

     (c) This consent to the consummation of the Transactions shall be deemed a consent only to the investment by Borrower in New Subsidiary consisting of the Transferred Assets, and not to any additional investment in New Subsidiary after such contribution, whether in the form of a capital contribution, loans or advances or the purchase of additional stock in New Subsidiary (pursuant to the terms of the Rights Agreement or otherwise) or to any guarantee or other credit support by Borrower of any obligations of New Subsidiary;

     (d) All Inventory sold by Borrower to New Subsidiary shall be segregated from the Inventory owned by Borrower, and Borrower's and New Subsidiary's books and records shall clearly show the ownership of such Inventory, it being understood that Inventory owned by New Subsidiary shall not be Eligible Inventory;

     (e) Borrower shall deliver to Lender an agreement of New Subsidiary, in form and substance satisfactory to Lender, acknowledging that Lender has a Lien on certain Intellectual Property, including that Intellectual Property licensed to New Subsidiary pursuant to the IP Agreement, and that Lender shall be free to enforce its rights in such Intellectual Property;

     (f) Borrower shall deliver to Lender such amendments to the Schedules to the Loan Documents as are necessary to reflect the consummation of the Transactions;

     (g) Both before and after giving effect to the Transactions, no Default or Event of Default shall have occurred and be continuing, and all representations and warranties of Borrower contained in the Loan Documents, after giving effect to the amendments referred to in paragraph (f) above, shall be true and correct in all material respects, the closing of the Transactions constituting Borrower's representation and warranty that the matters set forth in this paragraph are true and correct; and


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     (h)  Borrower shall pay to Lender all reasonable costs and expenses, including attorneys' fees and filing or recording fees, incurred in connection with this letter and the Transactions.

     Lender further agrees that, for all purposes of the Loan Agreement (including without limitation the financial covenants contained in Section 6), New Subsidiary shall not be a "Subsidiary".

     In consideration of Lender's consent and agreements contained in this letter, Borrower agrees that it shall at all times own and control at least fifty-one percent (51%) of the shares of capital stock of New Subsidiary entitled to vote for the election of a majority of the members of the board of directors of New Subsidiary, and shall at all times have the right to appoint at least the same number of members of the board of directors of New Subsidiary as the Investors. Any breach of the agreements set forth in this paragraph shall constitute an Event of Default under the Loan Agreement.

     If the terms of this consent are acceptable to you, please execute and deliver to Lender a copy of this consent, evidencing your acceptance of its terms.

     By your signature below, Borrower agrees that, except to the extent expressly set forth herein, nothing in this consent shall be construed to be an amendment, waiver, modification or release of any provisions of the Loan Documents, each of which shall remain in full force and effect.

                                        Very truly yours,

                                        HELLER FINANCIAL, INC.




                                        By:  /s/ Barry S. O'Neall
                                           ------------------------
                                        Name:    Barry S. O'Neall
                                             ----------------------
                                        Title:   Sr. Vice President
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ACCEPTED AND AGREED
this 9th day of July, 1999

THE RIGHT  START,INC.

By:  /s/ Gina Engelhard
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Name:  Gina Engelhard
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Title: Chief Financial Officer
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